EXHIBIT 23.1



                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                         November 6, 2002


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of November 6, 2002 accompanying the audited financial statements of Huile' Oil & Gas, Inc., as of September 30, 2002 and December 31, 2001, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC















        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
               Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.